Exhibit 99.1

Sigma Additive Solutions Announces Signing of Definitive Agreement for NextTrip Acquisition

Concurrently, Sigma Additive Solutions Announces Definitive Agreement to Sell In-Process Quality Assurance Assets to Divergent Technologies, Inc.

Santa Fe, NM and Sunrise, FL – October 13, 2023 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”), a provider of quality assurance software to the commercial 3D printing industry, today announced the signing of a definitive agreement (the “Agreement”) for the acquisition of NextTrip Holdings, Inc., a travel technology company based in Sunrise, Florida (“NextTrip”). Additionally, Sigma has signed a definitive asset purchase agreement (the “APA”) to sell its in-process quality assurance technology suite of assets to Divergent Technologies, Inc. (Divergent), inventor of the Divergent Adaptive Production System (DAPSTM) and parent company of the performance automotive company CZV, Inc. (Czinger Vehicles) assets.

NextTrip Transaction Terms

●	Pursuant to the terms and conditions of the Agreement, Sigma will acquire 100% of the capital stock of NextTrip in exchange for shares of Sigma common stock constituting 19.99% of its outstanding common stock plus additional contingent shares of Sigma common stock upon the achievement of post-closing milestone earnouts tied to the business performance of NextTrip.
●	Assuming all business milestones are achieved, NextTrip will receive a total of 6 million shares of our common stock, resulting in existing Sigma holders retaining, on a pro forma basis, 9.8% of the total outstanding shares. Based on an analysis by Sigma’s financial advisors, NextTrip has an implied enterprise valuation of approximately $50 million.
●	Following a period of strategic realignment which is tied to certain NextTrip business objectives, NextTrip’s potential future initiatives will be focused on driving the company’s renewed growth agenda, exploring strategic M&A to drive revenue synergies through the expansion of product and travel consumer offerings, and continuing to invest in the development of innovative technologies to connect travel customers for discovery and booking domestic and international destinations.
●	At closing, NextTrip CEO William Kerby will become CEO of the publicly traded company and NextTrip will have the right to appoint one member to the board of directors.
●	The remaining board seats will continue to be filled by Sigma’s current directors during the realignment period, with NextTrip earning the right to designate additional board members and officers upon reaching business milestones.
●	The transactions are expected to be completed in the fourth quarter of 2023, subject to regulatory and shareholder approvals and other customary closing conditions. In connection with the transactions, Sigma is expected to change its name to NextTrip, Inc. and to be listed on Nasdaq under a new trading symbol reflecting the NextTrip name.
●	Until the NextTrip transaction closes, Sigma Additive Solutions and NextTrip will remain separate, independent companies and will continue to operate as such.
●	Lake Street Capital Markets is acting as the financial advisor to Sigma.

The transaction was unanimously approved by the board of directors and will provide the opportunity for NextTrip to become a publicly traded company on Nasdaq.

Lyndsey North, President of NextTrip, commented, “We are pleased that this process will culminate in a transaction that maximizes value for all shareholders and believe it will allow us to accelerate our strategic growth initiatives as a public company. We continue to roll out key technology developments and are growing our footprint as an innovative travel technology company that specializes in using proprietary technology, analytics, and strategic partnerships to provide specialized travel solutions in leisure, wellness, and business travel. As a public company with access to additional sources of capital, we will be focused on scaling our travel booking engine that, prior to the COVID-19 pandemic, had a 6 million + legacy customer database and generated over $400 million in bookings in 2019. We are positioning NextTrip as a significant player in the travel space, leveraging over 200 direct relationships with blue-chip travel organizations, as well as major industry suppliers for air, hotel and other travel and travel-related services to ensure robust products and an offering of more than 2 million hotels worldwide. We look forward to solidifying our relationship with Sigma as we position NextTrip to be a disruptive force in the industry.”

Divergent Asset Purchase Agreement

The Asset Purchase Agreement with Divergent sets forth the terms pursuant to which we have agreed to sell to Divergent, and Divergent has agreed to purchase from us, certain assets consisting primarily of patents, software code and other intellectual property. In announcing the signing of a definitive agreement with Divergent, Jacob Brunsberg, President and Chief Executive Officer of Sigma commented, “Sigma has found a fitting home for our in-process quality assurance technology, and we are extremely excited to see Divergent build on our foundational work in connection with its DAPS platform. This is a significant step forward for digital manufacturing quality.” The closing under the Asset Purchase Agreement is expected to occur subsequent to the closing of our acquisition of NextTrip.

Lukas Czinger, COO and Co-Founder of Divergent and Czinger Vehicles, said: “This strategic acquisition is of great significance as Divergent deploys DAPS structures across the automotive, aerospace, and defense industries. Sigma’s foundational IP centered on in-process monitoring will be integrated into and expanded on within the Divergent portfolio. The core software will be seamlessly applied to our additive manufacturing module and will further enhance Divergent’s industry leading additive manufacturing quality management system. Ultimately, this acquisition further supports our confidence in supplying structures for safety-critical and mission-critical applications.”

About NextTrip

NextTrip is a technology-driven platform delivering innovative solutions for business and leisure travel. NextTrip Leisure provides individual and group travelers with vacations to the most popular and sought-after destinations in Mexico, the Caribbean and across the world. NextTrip Business is an online corporate travel and expense management solution with a large inventory of travel options and discounted rates. NextTrip Solutions offers travel technologies that make the jobs of alternative lodging property managers, wholesalers, distributors and other travel industry players easier and more efficient. For more information and to book a trip, visit www.NextTrip.com.

About Divergent

Divergent has created the world’s first end-to-end software-hardware production system for industrial digital manufacturing – the Divergent Adaptive Production System (DAPS™) – allowing customers to design, additively manufacture, and automatically assemble complex structures for automotive, aerospace, and defense applications. DAPS transforms the economics and environmental impact of manufacturing complex structures for vehicles of all types by optimizing designs, dematerializing structures, and eliminating upfront capex. For more information, please visit www.divergent3d.com.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. is a provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma specializes in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield, and shortening cycle times. Sigma believes its software solutions may be a major catalyst for the acceleration and adoption of industrial 3D printing. For more information, please visit www.sigmaadditive.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including the certainty and timing of closing the proposed transactions. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to successfully consummate the acquisition with NextTrip, the risk that the securities of the combined company will not be approved for listing on Nasdaq or if approved, maintain the listing ,the prospective purchase of its intellectual property assets, obtaining shareholder approval of the NextTrip transaction, and other conditions to completion of the acquisition, and completing the acquisition and any related transactions, and, failing that, to satisfy its capital needs through increasing its revenue and obtaining additional financing or implement an possible alternative strategic transaction. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in Sigma’s public filings with the SEC, including the “Risk Factors” in Sigma’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and which may be viewed at www.sec.gov.

Sigma Additive Solutions Contact

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us